THIS AGREEMENT made as of the 24th day of June, 2003


B E T W E E N :

                         Hilltek Investments Ltd.

                     (hereinafter called the "Manager")


                             - and -

                            m-Wise, Inc.

                      (hereinafter called the "Company")


           WHEREAS, the Company currently operates as a private company and wishes to become publicly traded on the Over the Counter Bulleting Board market (the "OTCBB");



           AND WHEREAS, the Company wishes to retain the Manager,
and  those  persons, companies and entities whom the Manager  may
introduce,  to  assist  the  Company  in  connection   with   the
foregoing;

           AND WHEREAS, Manager represents and warrants that it has the capability, expertise, know-how and the connections in order to assist the Company in connection with the foregoing.

           AND WHEREAS, the Company has agreed to provide the Manager with all necessary assistance, information, support and executive and professional time which may be required;

           NOW THEREFORE, for good and valuable consideration passing amongst the parties hereto, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant an agree as follows:

1. The recitals hereinbefore contained are true and correct and bind the parties in the execution of this agreement.

2.    The  Manager  will provide the following  services  to  the
    Company:

    A. The Manager shall assist the Company to cause a Registration statement to be filed to qualify the Company to trade on the OTCBB on or before November 30, 2003 (the
          "Registration Statement" and the "Expiration Date").

    B. Simultaneously, the Manager shall assist the Company in filing a Form 15C-211 and shall apply for the OTCBB.

    C. Following the inception of trading under the Company's name and symbol, the Manager shall provide ongoing consulting services to the Company to assist it to maintain its public listing and general securities and business structuring consulting services as well as introducing the Company to professional service providers which shall assist the Company to maintain its status as a publicly traded Company.

     3. In consideration for its efforts, the Manager shall receive, fully paid, non-restricted (except by applicable law or as set forth herein) 4,297,816 shares of common stock of the Company, par value $0.01 each (the "Manager's Fee").

     4. Except for accounting and auditing expenses, by an SEC approved accountant, which shall be borne solely by the Company, all the costs associated with the transactions in section 2 above (including the merger and filings detailed therein) shall be borne solely by the Manager. The Company will not be required to pay any other amounts to the Manager or any other third parties.

     5. The identity of any and all third party service providers, which shall conduct and perform the transactions listed in section 2 above shall be in the sole discretion of the Manager and their compensation shall be paid solely from the Manager's Fee. Further, it is hereby acknowledged and agreed by the Company that Manager will need to retain the services of third parties in order to perform its obligations hereunder.

     6. The Company agrees to fully cooperate in connection with providing all necessary information, documentation and the time of executive and management staff, which will be required by the Manager. This shall include the providing of audited financial statements, appropriate detailed business plans for the Company, and all reasonable due diligence materials which may be required. The Company understands that in order for the Company to become a publicly traded entity, it is necessary for the Company to fully cooperate with the Manager and to provide such materials as may be required, as well as providing significant executive time and availability in connection with the preparation and review of documents, as well as execution of the market awareness program
          for the shares.   The Company must provide the services of an
          accounting firm familiar with SEC reporting requirements in order to prepare the relevant filings with the SEC, NASD and other agencies and that such accountant be approved by the SEC. Any and all accounting and audited expenses will be borne solely by the Company.

     7. The Company acknowledges that Manager does not legally represent the Company or its shareholders, and nothing contained herein or in Manager's actions shall be constituted as legal advice with respect to the proposed transaction or with respect to tax implications. The Company shall be solely responsible for its legal and tax advice.

     8. The Company acknowledges that only up to forty percent (40%) (including all of the Manager's Fee) of the issued and outstanding shares will be the subject of the Registration Statement.



     9. Term and Termination: This agreement shall be in full force and effect until cancelled by either party, after the Expiration Date, by serving the other party with written notice. Neither the Company nor the Manager shall not have the right to cancel this agreement prior to the Expiration Date.

     10. It is hereby agreed by the parties hereto, that both parties will have significant investments and undertakings under this agreement and that in the event that the this agreement shall be cancelled for whatever reason, or if the Company is not listed for trade on the OTCBB by the Expiration Date, each party shall hold the other party harmless and shall irrevocably, waive any and all claims which it has or may have against the other party or its representatives.

     11. Any notice or communication given pursuant to this agreement by any party hereto to any other party hereto shall be in writing and delivered by facsimiles with a copy by certified mail, express mail or Federal Express, charges prepaid, to the address hereinafter set out herein or to such other address designated by a party, in writing. All approvals required by the Company shall be in writing and shall be given prior to the requisite action by the Manager.

     12.  This   agreement  supersedes  and  replaces  all  prior
          understandings and agreements between the parties in respect of the subject matter hereof, any of which are void and of no effect. Accordingly, this agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral (except for the registration rights agreement and escrow agreement referred to above), nor may this agreement be modified except in writing and executed by each of the parties hereto.

     13. This agreement may be executed in any number of counterparts or facsimiles, which shall constitute one agreement.

     14. This agreement shall be construed in accordance with the laws of the State of Israel.

     15. The failure of either party to insist upon strict compliance with any of the terms, covenants or conditions of this agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any time or from time to time be deemed a waiver or relinquishment of such right or power at any other time or times.

     16. The provisions of this agreement are severable. In the event that any provision hereof is determined to invalid for any reason, no other provision of this agreement shall be affected thereby.

     17. In the event that it is necessary to execute any further agreements or instruments in order to carry out the purposes of the agreement, each party hereto agrees to do so at the reasonable request of the other, and acknowledges that time is of the essence with respect to this provision.



EXECUTED at ________, Israel, this June 24, 2003.


____________________                     _______________________
m-Wise, Inc.                             Hilltek Investments Ltd.



Per:                                     Per: